Exhibit 8.1
The following table lists the Company’s significant subsidiaries as at April 30, 2014. Unless otherwise indicated, the Company owns a 100% controlling interest in each of the following subsidiaries.

Name	Jurisdiction of Incorporation

Golar LNG 1460 Corporation	Marshall Islands
Golar LNG 2216 Corporation	Marshall Islands
Golar Management Limited	United Kingdom
Golar GP LLC - Limited Liability Company	Marshall Islands
Golar LNG Energy Limited	Bermuda
Golar Gimi Limited	Bermuda
Golar Hilli Limited	Bermuda
Golar Hull M2021 Corporation	Marshall Islands
Golar Hull M2022 Corporation	Marshall Islands
Golar Hull M2023 Corporation	Marshall Islands
Golar Hull M2024 Corporation	Marshall Islands
Golar Hull M2026 Corporation	Marshall Islands
Golar Hull M2027 Corporation	Marshall Islands
Golar Hull M2047 Corporation	Marshall Islands
Golar Hull M2048 Corporation	Marshall Islands
Golar LNG NB10 Corp	Marshall Islands
Golar LNG NB11 Corp	Marshall Islands
Golar LNG NB12 Corp	Marshall Islands
Golar LNG NB13 Corp	Marshall Islands
Bluewater Gandria N.V.	Netherlands